UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 24, 2015

______________________RBC Life Sciences, Inc.______________________ (Exact name of registrant as specified in its charter)
_______NEVADA_______ (State or other jurisdiction of incorporation)	_______000-50417_________ (Commission File Number)	_______91-2015186________ (IRS Employer Identification No.)
2301 CROWN COURT, IRVING, TEXAS (Address of principal executive offices)		____________75038_____________ (Zip Code)
Registrant's telephone number, including area code __________972-893-4000______________
__________________________N/A____________________________ (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 24, 2015, immediately prior to the 2015 Annual Meeting of Shareholders (the “Annual Meeting”) of RBC Life Sciences, Inc. (the "Company"), Robert A. Kaiser resigned as a director of the Company. Mr. Kaiser, who served as Chair of the Audit Committee and as member of the Compensation Committee, was included in the Company’s proxy as a nominee for reelection to the Board of Directors at the Annual Meeting.
Mr. Kaiser chose to resign after he received a communication from Clinton H. Howard, the Company’s Chairman of the Board and beneficial owner of approximately 45% of the Company’s outstanding common stock, indicating that Mr. Howard intended to nominate and vote his shares at the Annual Meeting for the election of a candidate other than Mr. Kaiser. Mr. Kaiser’s letter of resignation is attached hereto as Exhibit 99.1.
Prior to the Annual Meeting, the Board of Directors consulted legal counsel, which advised that Mr. Howard’s contemplated actions to nominate another director candidate and cast his vote for that nominee at the Annual Meeting were in accordance with the Company’s bylaws, the laws of the State of Nevada (the State in which the Company is domiciled), and regulations promulgated by the Securities and Exchange Commission (the "SEC"). Mr. Howard denies that any of his actions with respect to this matter were in retaliation for any actions taken by Mr. Kaiser, and Mr. Howard and the Company have each self-reported to the SEC the transactions in Company securities described in Mr. Kaiser’s letter.

In relation to the statements in Mr. Kaiser’s letter regarding an additional investor relations program, the Company’s management decided against conducting this program because management does not believe that the potential benefits of the program justify the related cost. Further, management believes that the Company's current investor communications and SEC filings fully satisfy all public disclosure obligations in accordance with SEC regulations.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 24, 2015, the Company held the Annual Meeting for the following purposes:

1.
To elect two (2) persons to serve as Class II directors of the Company until the earlier of the 2018 Annual Meeting of Shareholders, their successors are duly elected and qualified, or their resignation or removal from office; and

2.	To ratify the appointment of Lane Gorman Trubitt, PLLC as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015.
At the close of business on April 28, 2015, the record date of the Annual Meeting, the Company had 2,212,350 shares of common stock issued and outstanding. The holders of a total of 1,920,719 shares of common stock were present at the Annual Meeting, either in person or by proxy, which total constituted a majority of the issued and outstanding shares on the record date for the Annual Meeting.
First Proposal:
The two persons named in the Company's proxy as nominees for the Board seats up for election were the incumbents, Steven E. Brown and Robert A. Kaiser. At the Annual Meeting, Charles A. Boyce, whose background information is provided below, was duly nominated from the floor as an additional candidate for director.
Pursuant to the vote conducted at the Annual Meeting, Mr. Brown and Mr. Boyce were duly elected as directors having received a plurality of the votes cast by shareholders present or represented by proxy. The votes cast at the Annual Meeting are set forth in the table below:

Nominee	For	Withheld	Broker Non-Votes
Steven E. Brown	1,472,950	1,750	446,019
Charles A. Boyce	972,900	—	446,019
Robert A. Kaiser	96,750	405,050	446,019

Charles A Boyce-
Mr. Boyce, age 85, has served since 2014 on the Board of Directors of the Las Colinas Association which serves as the permanent property owners association for all deed-restricted residential and commercial properties in the Las Colinas area of Dallas County.  Mr. Boyce has also been active in other charitable, professional, and civic organizations such as the Irving Symphony Association, Irving Arts Association, Irving Healthcare Foundation, and multiple Homeowner Associations since his retirement from Caltex Petroleum Corporation in 1994. Mr. Boyce started as General Tax Counsel, and was later Vice President - Finance, Director, Vice Chairman and Chief Financial Officer during his tenure at Caltex Petroleum Corporation from 1985 to1994. From 1969 to 1985, Mr. Boyce was Corporate Secretary, Associate General Counsel, and General Tax Counsel for Gulf Oil Corporation. Prior to joining Gulf Oil Corporation, Mr. Boyce served the Marathon Oil Company as Tax Counsel from 1964 to 1969. Mr. Boyce was also employed by Internal Revenue Service as a trial attorney from 1957 to 1964. Prior to joining the Internal Revenue Service, Mr. Boyce served in the US Air Force as a First Lieutenant from 1951 to 1953, and as a Major in the US Air Force Reserve from 1953 to 1967. Mr. Boyce obtained his Bachelor of Science degree from West Virginia University in 1951 and his Juris Doctor degree from Ohio State University in 1954.

The Board has determined that Mr. Boyce is an "independent director" as defined in the listing standards of NASDAQ and that he meets the definition of a "financial expert" as defined in Item 407(d) of Regulation S-K under the Exchange Act.
There are no arrangements or understandings between Mr. Boyce and any other person pursuant to which Mr. Boyce was nominated to be a Director.
Since the beginning of the Company’s last year, there have not been any transactions, or any currently proposed transactions, or series of similar transactions, in which the Company’s and its subsidiaries were a party and in which Mr. Boyce had a direct or indirect material interest.
Second Proposal:
The appointment of Lane Gorman Trubitt, PLLC as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2015 was ratified by the holders of a majority of the shares of Common Stock present at the Annual Meeting as set forth below:

For	Against	Abstain
1,911,819	—	8,900

Item 9.01 Financial Statements and Exhibits.
(d)    Exhibits
Exhibit No.    Description

99.1	Letter of resignation from the Board of Directors effective June 24, 2015 from Robert A. Kaiser.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 30, 2015

RBC Life Sciences, Inc.

By: /s/ Daley L. Seeker
Name: Daley L. Seeker
Title: Chief Financial Officer and Vice President-Finance